SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): March 22, 2000


                       CHORUS COMMUNICATIONS GROUP, LTD.
            (Exact Name of Registrant as Specified in its Charter)

                                   WISCONSIN
                (State or Other Jurisdiction of Incorporation)

                                   333-23435
                             (Commission File No.)

                                  39-1880843
                             (IRS Employer ID No.)

      8501 Excelsior Drive, Madison, Wisconsin                  53717
      (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (608) 828-2000

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INFORMATION TO BE INCLUDED IN THE REPORT:

Item 1.    Changes in Control of Registrant.
            None

Item 2.    Acquisition or Disposition of Assets.
            None

Item 3.    Bankruptcy or Receivership.
            None

Item 4.    Change in Registrant's Certifying Accountant.
            None

Item 5.    Other Events.

On March 22, 2000, the Board of Directors of Chorus Communications Group Ltd. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares"), of the Company. The dividend is payable upon the close of business on March 31, 2000 to the shareowners of record on that date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one-half of one Common Share, at a price of $120 per Common Share (equivalent to $60 for each one-half of a Common Share), subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and [Norwest Bank Minnesota, N.A.], as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares (the "Shares Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. No less than two Rights, and only integral multiples of two Rights, may be exercised at any one time by any holder of Rights. The Rights will expire on March 22, 2010 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, or the Rights Agreement is amended, in each case as described below.

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

In the event that any person becomes an Acquiring Person (a "Flip-In Event"), holders of Rights (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or
(ii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as "Flip-Over Events"), proper provision will be made so that holders of Rights (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued. In lieu of fractional Common Shares equal to one-half of a Common Share or less, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares.

The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Shares having an equivalent value.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Common Share (or of a share of a class or series of the Company's preferred stock, if any, having equivalent rights, preferences and privileges) per Right (subject to adjustment).

At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Other than provisions relating to certain principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of Common Shares then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. The Rights may also be amended to extend the expiration date thereof.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareowner of the Company, including, without limitation, the right to vote or to receive dividends.

The Company has filed a copy of the Rights Agreement with the Securities and Exchange Commission as an Exhibit to a report on Form 8-K filed with respect to the Rights. A copy of the Rights Agreement is also available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

As of March 22, 2000, there were 5,372,270 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding on such date will receive one Right.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit 4 the form of Rights Certificate, is attached hereto as Exhibit 4 and is incorporated herein by reference. A form of letter to the Company's stockholders relating to the adoption of the Rights Plan and a press release announcing the declaration of the Rights dividend are attached hereto as Exhibits 20 and 99, respectively, and are incorporated herein in their entireties by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 6.    Resignation of Registrant's Directors.
            None

Item 7.    Financial Statements and Exhibits.
            4 Rights Agreement dated as of March 22, 2000 between the Company and Norwest Bank Minnesota, N.A.
           20 Form of letter to Company's Stockholders dated as of April 3,
              2000
           99 Press Release dated April 5, 2000

Item 8.    Change in Fiscal Year.
            N/A

Item 9.    Sales of Equity Securities Pursuant to Regulation S.
            N/A

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       CHORUS COMMUNICATIONS GROUP, LTD.
                                 (Registrant)


Date:  April 4, 2000   /s/Howard G. Hopeman
                       Howard G. Hopeman
                       Executive Vice-President and Chief Financial Officer



                                 EXHIBIT INDEX

EXHIBIT NO.                             DESCRIPTION

    4 Rights Agreement dated as of March 22, 2000 between the Company and Norwest Bank Minnesota, N.A.

   20 Form of Letter to Company's Stockholders dated as of April 3, 2000

   99               Press Release dated as of April 5, 2000